As filed with the Securities and Exchange Commission on January 8, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SUMMIT THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	37-1979717
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

One Broadway, 14th Floor

Cambridge, Massachusetts 02142

(617) 514-7149

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Robert Duggan

Chief Executive Officer

Summit Therapeutics Inc.

One Broadway, 14th Floor

Cambridge, MA 02142

(617) 514-7149

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Adam W. Finerman

Olshan Frome Wolosky LLP

1325 Avenue of the Americas

New York, New York 10019

Telephone: (212) 451-2300

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer  ☐ Accelerated filer ☐

Non-accelerated filer ☒ Smaller reporting company ☐

(Do not check if a smaller reporting company) Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common Stock, par value $0.01 per share(2)	69,333,633	$4.99	$345,974,829	$37,745.85

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the shares of Common Stock registered hereunder. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities. In addition, the total amount to be registered and the proposed maximum aggregate offering price are estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. In accordance with Rule 457(c) under the Securities Act, the aggregate offering price of the Common Stock is based on the average of the high and low sales prices of our stock reported by the Nasdaq Global Market on January 4, 2021.
(2)	Represents the resale of (i) 63,859,111 shares of Common Stock issued and outstanding and (ii) 5,474,522 shares of Common Stock in the aggregate issuable upon the exercise of warrants to purchase to Common Stock issued to certain of the selling stockholders on September 18, 2020 in connection with the domestication of the Company as a Delaware corporation in exchange for warrants to purchase securities in Old Summit (as defined below) held by such selling stockholders.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the selling stockholders are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated January 8, 2021

PROSPECTUS

SUMMIT THERAPEUTICS INC.

63,859,111 Shares of Common Stock

5,474,522 Shares of Common Stock Issuable Upon Exercise of Certain Existing Warrants

The selling stockholders of Summit Therapeutics Inc. (“Summit, “we”, “us”, “our,” “ours,” “our company,” “our group” or similar terms refer to Summit Therapeutics Inc., a Delaware corporation, and its consolidated subsidiaries) identified in this prospectus, including their pledgees, donees, transferees, assigns or other successors in interest (“selling stockholders”), may, from time to time, offer and resell under this prospectus up to 69,333,633 shares in the aggregate (the “Shares”) of our common stock, par value $0.01 per share (the “Common Stock”) comprised of (i) 63,859,111 shares of Common Stock issued and outstanding and (ii) 5,474,522 shares of Common Stock issuable upon the exercise of warrants to purchase to Common Stock issued to certain of the selling stockholders on September 18, 2020 in connection with the domestication of the Company as a Delaware corporation in exchange for warrants to purchase securities in Old Summit (as defined below) held by such selling stockholders. The selling stockholders will receive all of the proceeds from any sales of the Shares offered hereby and we will not receive any proceeds from any such sales. This prospectus describes the general terms of the Shares and the general manner in which the Shares will be offered. You should read this prospectus and any applicable prospectus supplement carefully before you invest in the Shares.

Our registration of the Shares covered by this prospectus does not mean that the selling stockholders will offer or sell any of the Shares. The selling stockholders may sell any, all or none of the securities offered by this prospectus and we do not know when or in what amount the selling stockholders may sell their shares of Common Stock hereunder following the effective date of this registration statement. The timing and amount of any sale are within the sole discretion of the selling stockholders.

The selling stockholders may sell the Shares through public or private transactions at market prices prevailing at the time of sale or at negotiated prices. For further information regarding the possible methods by which the Shares may be distributed, see “Plan of Distribution” beginning on page 15 in this prospectus.

Our common stock is listed on the Nasdaq Global Market under the symbol “SMMT.” On January 7, 2021, the last reported sale price for our Common Stock was $5.28 per share.

Investing in our Common Stock involves significant risks. See “Risk Factors” beginning on page 6 of this prospectus and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase any of the Shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2021.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) pursuant to which the selling stockholders named herein may, from time to time, offer and sell or otherwise dispose of the Shares covered by this prospectus.

This prospectus provides you with a general description of the securities which may be offered. We may provide one or more prospectus supplements that will add, update or change information contained in this prospectus. You should read both this prospectus and any accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” beginning on page 2 of this prospectus.

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or such accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.summittxinc.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities offered hereunder. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement from the SEC’s website.

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INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference in this prospectus much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) between the date of the initial registration statement and the effectiveness of the registration statement and following the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated or completed:

•	Our Quarterly Report on Form 10-Q filed on November 16, 2020;
•	Our Current Reports on Form 8-K filed on September 18, 2020, September 29, 2020 (Item 8.01 only, which filing includes certain financial statements relating to our predecessor, Old Summit (as defined below)), October 5, 2020, November 6, 2020, November 13, 2020 and November 23, 2020 (as amended on November 24, 2020); and
•	The description of the securities contained in our Current Report on Form 8-K dated September 18, 2020, including any amendment or report filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Summit Therapeutics Inc.
Attention: Investor Relations

One Broadway, 14th Floor

Cambridge, Massachusetts 02142

(617) 514-7149

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FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus include “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. All statements contained or incorporated by reference herein, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth, other than statements of historical facts, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. You are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are referenced in the section of any accompanying prospectus supplement entitled “Risk Factors.” You should also carefully review the risk factors and cautionary statements described in the other documents we file from time to time with the SEC, specifically our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. We undertake no obligation to revise or update any forward-looking statements, except to the extent required by law.

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere or incorporated by reference into this prospectus. It may not contain all the information that may be important to you. You should read this entire prospectus, including all documents incorporated by reference, carefully, especially the “Risk Factors” contained in any applicable prospectus supplement and under similar headings in the other documents that are incorporated by reference into this prospectus, and our financial statements and related notes incorporated by reference in this prospectus before making an investment decision with respect to our securities. Please see the sections titled “Incorporation of Certain Information by Reference” and “Where You Can Find More Information” in this prospectus.

Company Overview

We are a biopharmaceutical company focused on the discovery, development and commercialization of novel antibiotics for serious infectious diseases. We are conducting a Phase 3 clinical program focused on the infectious disease C. difficile infection. We are also seeking to expand our product candidate portfolio through the development of new mechanism, precision antibiotics using our proprietary Discuva Platform.

Our principal executive offices are located at One Broadway, 14th Floor, Cambridge, Massachusetts 02142, and our telephone number is (617) 514-7149.

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Recent Developments

On September 18, 2020, Summit Therapeutics Inc., a Delaware corporation, became the successor issuer to Summit Therapeutics plc, a public limited company incorporated in England and Wales (“Old Summit”) for certain purposes under both the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such succession occurred following the effectiveness of a United Kingdom court-approved scheme of arrangement in which every five ordinary shares, £0.01 par value per share, of Old Summit were exchanged for one share of Common Stock, of Summit, which resulted in Summit becoming the holding company of Old Summit and its subsidiaries.

On November 6, 2020, we closed a private placement for a fundraising of $50 million through the issuance and sale of shares of Common Stock to our Chief Executive Officer and Executive Chairman, Robert W. Duggan and to the Investors (as defined below). We consummated the transactions contemplated by that certain Securities Purchase Agreement dated as of October 2, 2020 (the “Duggan SPA”), by and between the Company and Robert W. Duggan, and entered into and consummated Securities Purchase Agreements (the “Investor Purchase Agreements”) with each of Polar Capital Funds plc – Biotechnology Fund and the Mahkam Zanganeh Revocable Trust (together, the “Investors”). Pursuant to the Duggan SPA and the Investor Purchase Agreements, the Company issued and sold to Mr. Duggan and the Investors 14,970,060 shares in the aggregate of Common Stock in a private placement at price per share of $3.34. The purchase price per share of Common Stock represented the Nasdaq closing price per share of Common Stock immediately preceding the entry into the Duggan SPA. The Investor Purchase Agreements provided for substantially similar terms as the Duggan SPA for the issuance and sale of Common Stock, excepting the existence in the Duggan SPA of an executory period and the ability for the Company to reduce the number of shares to place with Mr. Duggan and to instead place with additional investors for purchase in the Company’s sole discretion (subject to certain terms and conditions). The Company exercised this right by placing certain additional shares with the Investors as described above.

In connection with the entry into and closing of the Investor Purchase Agreements, on November 6, 2020, the Company entered into a Registration Rights Agreement with the Investors, whereby the Company has agreed to file a registration statement registering for resale the shares issued pursuant to the Investor Purchase Agreements within 60 days of the closing, subject to certain customary terms and conditions (the “Registration Rights Agreement”).

The Offering

Issuer:	Summit Therapeutics Inc.
Shares of Common Stock Offered for Resale by the Selling Stockholders:	Up to an aggregate of 69,333,633 shares, comprised of (i) 63,859,111 shares of Common Stock issued and outstanding and (ii) 5,474,522 shares of Common Stock issuable upon the exercise of warrants to purchase to Common Stock.

Use of Proceeds:	The selling stockholders will receive all of the net proceeds from the sale of the Shares. We will not receive any proceeds from the sale of the Shares.
Offering Price:	The selling stockholders may sell all or a portion of their Shares through public or private transactions at prevailing market prices or at privately negotiated prices.
Market for our Common Stock:	Our Common Stock is listed on the Nasdaq Global Market.
Nasdaq Ticker Symbol:	SMMT

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RISK FACTORS

An investment in our securities involves risks. Before you invest in our securities, you should carefully consider the risk factors set forth in Exhibit 99.1 to our current report on Form 8-K, filed with the Securities and Exchange Commission on September 29, 2020. In addition, the Company is providing an updated risk factor set forth below to supplement the risk factors contained in Exhibit 99.1 to our current report on Form 8-K, filed with the Securities and Exchange Commission on September 29, 2020. The risks referenced herein are not the only risks facing our Company. Additional risk and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition and/or operating results.

We will need substantial additional funding. If we are unable to raise capital when needed, we could be forced to delay, reduce or eliminate our product development programs or commercialization efforts.

While we received approximately $50 million from the sale of our Common Stock in November 2020, we expect our research and development expenses to increase substantially in connection with our ongoing activities, particularly as we initiate and continue clinical trials of ridinilazole for the treatment of CDI, continue our research activities and initiate preclinical programs for other product candidates. In addition, if we obtain marketing approval for ridinilazole where we retain commercial rights or any other product candidates we develop, we expect to incur significant commercialization expenses related to product sales, marketing, distribution and manufacturing. Furthermore, we expect to incur additional costs associated with operating as a domestic issuer in the United States following the domestication. Accordingly, we will need to obtain substantial additional funding in connection with our continuing operations. If we are unable to raise capital when needed or on attractive terms, we could be forced to delay, reduce or eliminate our research and development programs or any future commercialization efforts.

We believe that our existing cash and cash equivalents, as well as the remaining committed amounts receivable that we have been awarded under our contract with the Biomedical Advanced Research and Development Authority, or BARDA, for the development of ridinilazole, will be sufficient to enable us to fund our operating expenses and capital expenditure requirements until the fourth quarter of 2021. While these capital resources have allowed us to initiate our two Phase 3 clinical trials of ridinilazole, we do not expect to be able to complete these trials without additional capital. These circumstances led management to conclude that substantial doubt on our ability to continue as a going concern for a period of one year from the issuance of our consolidated financial statements exists. Our failure to obtain sufficient funds on acceptable terms when needed could have a material adverse effect on our business, results of operations and financial condition.

We have based the foregoing estimate on assumptions that may prove to be wrong, and we could use our capital resources sooner than we currently expect. This estimate assumes, among other things, that we do not obtain any additional funding through grants and clinical trial support or through new collaboration arrangements. Our future capital requirements will depend on many factors, including:

•	the progress, costs and results of clinical trials of ridinilazole for CDI;
•	the number and development requirements of other product candidates that we pursue;
•	the costs, timing and outcome of regulatory review of ridinilazole and other product candidates we develop;
•	the costs and timing of commercialization activities, including product sales, marketing, distribution and manufacturing, for any of our product candidates that receive marketing approval;
•	subject to receipt of marketing approval, revenue received from commercial sales of ridinilazole or any other product candidates;
•	the costs and timing of preparing, filing and prosecuting patent applications, maintaining and protecting our intellectual property rights and defending against any intellectual property-related claims;
•	our contract with BARDA and whether BARDA elects to pursue its final designated option;
•	the amounts we receive from Eurofarma under our license and commercialization agreement, including for the achievement of development, commercialization and sales milestones and for product supply transfers;
•	our ability to establish and maintain collaborations, licensing or other arrangements and the financial terms of such arrangements;
•	the extent to which we acquire or invest in other businesses, products and technologies;
•	the rate of the expansion of our physical presence;
•	the extent to which we change our physical presence; and
•	the costs of operating as a domestic issuer in the United States following the domestication.

Conducting preclinical testing and clinical trials is a time-consuming, expensive and uncertain process that takes years to complete, and we may never generate the necessary data or results required to obtain marketing approval and achieve product sales. In addition, our product candidates, if approved, may not achieve commercial success. Our commercial revenues, if any, will be derived from sales of products that we are not planning to have commercially available for several years, if at all. Accordingly, we will need to continue to rely on additional financing to achieve our business objectives. In addition, we may seek additional capital due to favorable market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. Additional financing may not be available to us on acceptable terms, or at all.

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USE OF PROCEEDS

All of the Shares offered and sold by the selling stockholders pursuant to this prospectus will be sold by the selling stockholders for their respective accounts. We will not receive any of the proceeds from these sales.

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SELLING STOCKHOLDERS

This prospectus covers the resale from time to time of up to an aggregate of 69,333,633 shares of our Common Stock by the selling stockholders.

The selling stockholders identified in the table below may from time to time offer and sell under this prospectus any or all of the Shares described under the column “Number of Shares of Common Stock Being Offered” in the table below. The table below has been prepared based upon information furnished to us by the selling stockholders as of the dates represented in the footnotes accompanying the table. The selling stockholders identified below may have sold, transferred or otherwise disposed of some or all of their shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the selling stockholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly and as required.

The following table and footnote disclosure following the table sets forth the name of each selling stockholder, the nature of any position, office or other material relationship, if any, that the selling stockholders have had within the past three years with us or with any of our predecessors or affiliates, and the number of shares of our Common Stock beneficially owned by the selling stockholders before this offering. The number of shares reflected are those beneficially owned, as determined under applicable rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under applicable SEC rules, beneficial ownership includes any shares of Common Stock as to which a person has sole or shared voting power or investment power and any shares of Common Stock which the person has the right to acquire within 60 days after December 30, 2020 through the exercise of any option, warrant or right or through the conversion of any convertible security. Unless otherwise indicated in the footnotes to the table below and subject to community property laws where applicable, we believe, based on information furnished to us that each of the selling stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

We have assumed that all shares of Common Stock reflected in the table as being offered in the offering covered by this prospectus will be sold from time to time in this offering. We cannot provide an estimate as to the number of shares of Common Stock that will be held by the selling stockholders upon termination of the offering covered by this prospectus because the selling stockholders may offer some, all or none of their shares of Common Stock being offered in the offering. Information about the selling stockholders may change over time. Any changed information will be set forth in an amendment to the resale registration statement or supplement to this prospectus, to the extent required by law.

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	Shares of Common Stock Beneficially Owned Prior to this Offering		Number of Shares of Common Stock Being Offered	Shares of Common Stock to be Beneficially Owned Upon Completion of this Offering
Selling Stockholder	Number	Percentage(2)		Number	Percentage(2)(9)
Robert W. Duggan(3)	60,281,588	69.64%	60,281,588	0	0%
Daniel Douglas Duggan Trust(4)	403,369	*	403,369	0	0%
Dante Eon Duggan Trust(4)	403,369	*	403,369	0	0%
David Michael Duggan Trust(4)	403,369	*	403,369	0	0%
Diamond Augustus Duggan Trust(4)	403,369	*	403,369	0	0%
Diana Star Duggan Trust(4)	403,369	*	403,369	0	0%
Dsara Ann Duggan Trust(4)	403,369	*	403,369	0	0%
Dylan Duke Duggan Trust(4)	403,369	*	403,369	0	0%
The Mahkam Zanganeh Revocable Trust(5)	2,569,923	3.10%	2,569,923	0	0%
The Shaun Zanganeh Irrevocable Trust(6)	2,420,222	2.92%	2,420,222	0	0%
Mahkam Zanganeh(7)	5,483,282	6.55%	5,479,959	3,323	*
Polar Capital Funds plc – Biotechnology Fund(8)	5,936,147	7.17%	748,503	5,187,644	6.27%

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(1)       All information regarding selling stockholders is based on information provided to the Company as of December 30, 2020.

(2)       Percentage ownership is based on a denominator equal to the sum of (i) 82,575,064 shares of our Common Stock outstanding as of December 30, 2020 and (ii) the number of shares of Common Stock issuable upon exercise or conversion of convertible securities beneficially owned by the applicable selling stockholder.

(3)       The securities held by Robert Duggan, our Chief Executive Officer and Executive Chairman, consist of 56,296,533 shares of Common Stock and include the exercise of warrants to purchase 3,985,055 shares of Common Stock. Mr. Duggan first acquired a material ownership stake in Old Summit on January 9, 2019 pursuant to a Securities Purchase Agreement with Old Summit dated December 14, 2018. On December 24, 2019, Mr. Duggan acquired additional securities in Old Summit pursuant to a Securities Purchase Agreement dated December 6, 2019. All of Mr. Duggan’s securities in Old Summit were converted into shares of Common Stock and warrants to purchase Common Stock in connection with the domestication on September 18, 2020 of the Company as a Delaware corporation. On November 6, 2020, he acquired additional shares of Common Stock pursuant to the Duggan SPA. Mr. Duggan was first elected to our board of directors in December 2019, and became Executive Chairman of the board of directors in February 2020. He has served as our Chief Executive Officer since April 14, 2020.

(4)       The securities held by the Daniel Douglas Duggan Trust, Dante Eon Duggan Trust, David Michael Duggan Trust, Diamond Augustus Duggan Trust, Diana Star Duggan Trust, Dsara Ann Duggan Trust and Dylan Duke Duggan Trust (collectively, the “Duggan Trusts”) were acquired pursuant to a Securities Purchase Agreement dated December 24, 2019, pursuant to which the Duggan Trusts purchased certain securities in Old Summit (the predecessor of the Company) from Robert Duggan, our Chief Executive Officer and Executive Chairman, which securities were converted into shares of Common Stock and warrants to purchase Common Stock in connection with the domestication on September 18, 2020 of the Company as a Delaware corporation. The securities held by each Duggan Trust consist of 350,756 shares of Common Stock and include the exercise of warrants to purchase 52,613 shares of Common Stock. Mr. Duggan’s children are the sole beneficiaries of each Duggan Trust established in their respective names. Mr. Duggan does not act as trustee of any Duggan Trust, or serve in any other capacity which would afford him voting or investment power over the assets of any such trust. Mr. Duggan disclaims any beneficial ownership in any of the securities of the Company held by the Duggan Trusts.

(5)        The securities held by the Mahkam Zanganeh Revocable Trust (the “MZ Trust”) consist of 2,254,242 shares of Common Stock and include the exercise of warrants to purchase 315,681 shares of Common Stock. The securities held by the MZ Trust were acquired pursuant to (i) a Securities Purchase Agreement dated December 24, 2019, pursuant to which the MZ Trust purchased certain securities in Old Summit (the predecessor of the Company) from our Chief Executive Officer and Executive Chairman, Robert Duggan, which securities were converted into shares of Common Stock and warrants to purchase Common Stock in connection with the domestication on September 18, 2020 of the Company as a Delaware corporation and (ii) a Securities Purchase Agreement dated November 6, 2020 by and between the MZ Trust and the Company. As trustee of the MZ Trust, Dr. Mahkam Zanganeh, our Chief Operating Officer and a member of our board of directors, may be deemed to beneficially own the securities of the Company owned by the MZ Trust.

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(6)       The securities held by the Shaun Zanganeh Irrevocable Trust (the “SZ Trust”) consist of 2,104,541 shares of Common Stock and includes the exercise of warrants to purchase 315,681 shares of Common Stock. The securities held by the SZ Trust were acquired pursuant to a Securities Purchase Agreement dated December 24, 2019, pursuant to which the SZ Trust purchased certain securities in Old Summit (the predecessor of the Company) from our Chief Executive Officer and Executive Chairman, Robert Duggan, which securities were converted into shares of Common Stock and warrants to purchase Common Stock in connection with the domestication on September 18, 2020 of the Company as a Delaware corporation. As trustee of the SZ Trust, Dr. Mahkam Zanganeh, our Chief Operating Officer and a member of our board of directors, may be deemed to beneficially own the securities of the Company owned by the SZ Trust.

(7)       The securities held by Mahkam Zanganeh include (i) those securities listed herein by both the MZ Trust and SZ Trust, over which Dr. Zanganeh, as the sole trustee of each trust, may be deemed to have shared dispositive power, (ii) the exercise of warrants to purchase 489,814 shares of Common Stock and (iii) options to purchase 3,323 shares of Common Stock which were granted to Dr. Zanganeh pursuant to the Company’s 2020 Stock Incentive Plan and which are scheduled to vest and become exercisable on December 31, 2020. The warrants held by Dr. Zanganeh were acquired in connection with a consulting relationship by and between Old Summit and Maky Zanganeh & Associates Inc. (“MZA”) pursuant to a Consulting Agreement, which was terminated on June 29, 2020 by mutual agreement in accordance with its terms. Pursuant to the Consulting Agreement, MZA had received an allotment of warrants to purchase ordinary shares in Old Summit. The warrants granted to MZA were transferred to Dr. Zanganeh (other than a small number of warrants which were transferred to an employee of MZA) and such warrants were converted into warrants to purchase Common Stock in connection with the domestication on September 18, 2020 of the Company as a Delaware corporation. Dr. Zanganeh is the sole stockholder of MZA.

(8)       The securities held by Polar Capital Funds plc – Biotechnology Fund (“Polar”) consist of 5,936,147 shares of Common Stock in the aggregate and include the exercise of warrants to purchase 186,147 shares of Common Stock. The securities held by Polar were acquired pursuant to (i) a Securities Purchase Agreement dated November 6, 2020 by and between Polar and the Company and (ii) acquired through transactions in the open market. The shares of common stock are beneficially owned by Polar Capital Funds plc – Biotechnology Fund, a sub fund of the Polar Capital Funds plc umbrella. This entity is wholly controlled by Polar Capital LLP, an FCA and SEC regulated fund manager/investment advisor. Polar Capital LLP is 100% owned by Polar Capital Partners Ltd, which is in turn 100% owned by Polar Capital Holdings plc our London AIM listed holding company. Certain directors/employees are beneficial owners of Polar Capital Holdings plc but each such individual disclaims any beneficial ownership of the reported shares, other than to the extent they may or may not hold shares directly of Polar Capital Funds plc – Biotechnology Fund.

(9)       Assumes that all shares of Common Stock being registered for resale under the registration statement of which this prospectus forms a part are sold in this offering, and that none of the selling stockholders dispose of any additional shares of our Common Stock after the date of this prospectus and prior to completion of this offering.

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DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is intended as a summary only and therefore is not a complete description of our capital stock. This description is based upon, and is qualified by reference to, our restated certificate of incorporation, our amended and restated bylaws and applicable provisions of Delaware corporate law. You should read our restated certificate of incorporation and amended and restated bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part, for the provisions that are important to you.

Our authorized capital stock consists of 250,000,000 shares of common stock, $0.01 par value per share and 20,000,000 shares of preferred stock, $0.01 par value per share. As of December 30, 2020, 82,575,064 shares of common stock were outstanding, and no shares of preferred stock were outstanding.

Common Stock

Annual Meeting. Annual meetings of our stockholders are held on the date designated in accordance with our by-laws. Written notice must be mailed to each stockholder entitled to vote not less than ten nor more than 60 days before the date of the meeting. The presence in person or by proxy of the holders of record of a majority of our issued and outstanding shares entitled to vote at such meeting constitutes a quorum for the transaction of business at meetings of the stockholders. Special meetings of the stockholders may be called for any purpose by the board of directors and shall be called by the secretary upon the written request, stating the purpose of such meeting, of the holders of at least twenty-five percent (25%) of the shares of capital stock entitled to vote in an election of directors. Except as may be otherwise provided by applicable law, our certificate of incorporation or our by-laws, all elections shall be decided by a plurality, and all other questions shall be decided by a majority, of the votes cast by stockholders entitled to vote thereon at a duly held meeting of stockholders at which a quorum is present.

Voting Rights. Each holder of common stock is entitled to one vote for each share held of record on all matters to be voted upon by stockholders.

Dividends. Subject to the rights, powers and preferences of any outstanding preferred stock, and except as provided by law or in our certificate of incorporation, dividends may be declared and paid or set aside for payment on the common stock out of legally available assets or funds when and as declared by the board of directors.

Liquidation, Dissolution and Winding Up. Subject to the rights, powers and preferences of any outstanding preferred stock, in the event of our liquidation, dissolution or winding up, our net assets will be distributed pro rata to the holders of our common stock.

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Other Rights. Holders of the common stock have no right to:

•	convert the stock into any other security;
•	have the stock redeemed;
•	purchase additional stock; or
•	maintain their proportionate ownership interest.

The common stock does not have cumulative voting rights. Holders of shares of the common stock are not required to make additional capital contributions.

Transfer Agent and Registrar. Computershare Trust Company, N.A. is transfer agent and registrar for the common stock.

Preferred Stock

We are authorized to issue “blank check” preferred stock, which may be issued in one or more series upon authorization of our board of directors. Our board of directors is authorized to fix the designations, powers, preferences and the relative, participating, optional or other special rights and any qualifications, limitations and restrictions of the shares of each series of preferred stock. The authorized shares of our preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. If the approval of our stockholders is not required for the issuance of shares of our preferred stock, our board may determine not to seek stockholder approval.

A series of our preferred stock could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. Our board of directors will make any determination to issue preferred shares based upon its judgment as to the best interests of our stockholders. Our directors, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt through which an acquirer may be able to change the composition of our board of directors, including a tender offer or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then-current market price of the stock.

The preferred stock has the terms described below unless otherwise provided relating to a particular series of preferred stock. You should read any applicable offering documents relating to any particular series of preferred stock being offered for specific terms, including:

•	the designation and stated value per share of the preferred stock and the number of shares offered;
•	the amount of liquidation preference per share;
•	the price at which the preferred stock will be issued;
•	the dividend rate, or method of calculation of dividends, the dates on which dividends will be payable, whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to accumulate;
•	any redemption or sinking fund provisions;
•	if other than the currency of the United States, the currency or currencies including composite currencies in which the preferred stock is denominated and/or in which payments will or may be payable;
•	any conversion provisions; and
•	any other rights, preferences, privileges, limitations and restrictions on the preferred stock.

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The preferred stock will, when issued, be fully paid and non-assessable. Unless otherwise specified, each series of preferred stock will rank equally as to dividends and liquidation rights in all respects with each other series of preferred stock. The rights of holders of shares of each series of preferred stock will be subordinate to those of our general creditors.

Rank. Unless otherwise specified, the preferred stock will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up of our affairs, rank:

•	senior to our common stock and to all equity securities ranking junior to such preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs;
•	on a parity with all equity securities issued by us, the terms of which specifically provide that such equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs; and
•	junior to all equity securities issued by us, the terms of which specifically provide that such equity securities rank senior to the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs.

The term “equity securities” does not include convertible debt securities.

Dividends. Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, cash dividends at such rates and on such dates as may be determined by our board of directors. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on our stock books on record dates fixed by our board of directors.

Dividends on any series of preferred stock may be cumulative or noncumulative. If our board of directors does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred stock, then the holders of that noncumulative preferred stock will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on any series of cumulative preferred stock will accrue from the date we initially issue shares of such series or such other date specified.

No dividends may be declared or paid or funds set apart for the payment of any dividends on any parity securities unless full dividends have been paid or set apart for payment on the preferred stock. If full dividends are not paid, the preferred stock will share dividends pro rata with the parity securities.

No dividends may be declared or paid or funds set apart for the payment of dividends on any junior securities unless full dividends for all dividend periods terminating on or prior to the date of the declaration or payment will have been paid or declared and a sum sufficient for the payment set apart for payment on the preferred stock.

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Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before we make any distribution or payment to the holders of any common stock or any other class or series of our capital stock ranking junior to the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of our affairs, the holders of each series of preferred stock shall be entitled to receive out of assets legally available for distribution to stockholders, liquidating distributions in the amount of the liquidation preference per share applicable for each such series of preferred stock, plus any accrued and unpaid dividends thereon. Such dividends will not include any accumulation in respect of unpaid noncumulative dividends for prior dividend periods. Unless otherwise specified, after payment of the full amount of their liquidating distributions, the holders of preferred stock will have no right or claim to any of our remaining assets. Upon any such voluntary or involuntary liquidation, dissolution or winding up, if our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding preferred stock and the corresponding amounts payable on all other classes or series of our capital stock ranking on parity with the preferred stock and all other such classes or series of shares of capital stock ranking on parity with the preferred stock in the distribution of assets, then the holders of the preferred stock and all other such classes or series of capital stock will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.

Upon any such liquidation, dissolution or winding up and if we have made liquidating distributions in full to all holders of preferred stock, we will distribute our remaining assets among the holders of any other classes or series of capital stock ranking junior to the preferred stock according to their respective rights and preferences and, in each case, according to their respective number of shares. For such purposes, our consolidation or merger with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of our property or assets will not be deemed to constitute a liquidation, dissolution or winding up of our affairs.

Redemption. The preferred stock may be subject to mandatory redemption or redemption at our option, as a whole or in part, in each case upon the terms, at the times and at the redemption prices as may be determined by our board of directors.

A series of preferred stock that is subject to mandatory redemption will specify the number of shares of preferred stock that shall be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon to the date of redemption. Unless the shares have a cumulative dividend, such accrued dividends will not include any accumulation in respect of unpaid dividends for prior dividend periods. We may pay the redemption price in cash or other property. If the redemption price for preferred stock of any series is payable only from the net proceeds of the issuance of shares of our capital stock, the terms of such preferred stock may provide that, if no such shares of our capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such preferred stock shall automatically and mandatorily be converted into the applicable shares of our capital stock pursuant to conversion provisions applicable to such preferred stock. Notwithstanding the foregoing, we will not redeem any preferred stock of a series unless:

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•	if that series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on the preferred stock for all past dividend periods and the then current dividend period; or
•	if such series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends for the then current dividend period.

In addition, we will not acquire any preferred stock of a series unless:

•	if that series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on all outstanding shares of such series of preferred stock for all past dividend periods and the then current dividend period; or
•	if that series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends on the preferred stock of such series for the then current dividend period.

However, at any time we may purchase or acquire preferred stock of that series (1) pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred stock of such series or (2) by conversion into or exchange for shares of our capital stock ranking junior to the preferred stock of such series as to dividends and upon liquidation.

If fewer than all of the outstanding shares of preferred stock of any series are to be redeemed, we will determine the number of shares that may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held or for which redemption is requested by such holder or by any other equitable manner that we determine. Such determination will reflect adjustments to avoid redemption of fractional shares.

Unless otherwise specified, we will mail notice of redemption at least 30 days but not more than 60 days before the redemption date to each holder of record of preferred stock to be redeemed at the address shown on our stock transfer books. Each notice shall state:

•	the redemption date;
•	the number of shares and series of preferred stock to be redeemed;
•	the redemption price;
•	the place or places where certificates for such preferred stock are to be surrendered for payment of the redemption price;
•	that dividends on the shares to be redeemed will cease to accrue on such redemption date;
•	the date on which the holder’s conversion rights, if any, as to such shares shall terminate; and
•	the specific number of shares to be redeemed from each such holder if fewer than all the shares of any series are to be redeemed.

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If notice of redemption has been given and we have set aside the funds necessary for such redemption in trust for the benefit of the holders of any shares called for redemption, then from and after the redemption date, dividends will cease to accrue on such shares, and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

Voting Rights. Holders of preferred stock will not have any voting rights, except as required by law or as otherwise determined by our board of directors.

Unless otherwise provided for under the terms of any series of preferred stock, no consent or vote of the holders of shares of preferred stock or any series thereof shall be required for any amendment to our restated certificate of incorporation that would increase the number of authorized shares of preferred stock or the number of authorized shares of any series thereof or decrease the number of authorized shares of preferred stock or the number of authorized shares of any series thereof (but not below the number of authorized shares of preferred stock or such series, as the case may be, then outstanding).

Conversion Rights. The terms and conditions, if any, upon which any series of preferred stock is convertible into our common stock will be determined by our board of directors. Such terms will include the number of shares of common stock into which the shares of preferred stock are convertible, the conversion price, rate or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at our option or at the option of the holders of the preferred stock, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption.

Transfer Agent and Registrar. The transfer agent and registrar for the preferred stock will be determined by our board of directors.

Certain Provisions of Our Certificate of Incorporation and By-laws and Delaware Law

Board of Directors. All of our directors are elected annually. The number of directors comprising our board of directors is fixed from time to time by the board of directors.

Stockholder Nomination of Directors. Our by-laws provide that a stockholder must notify us in writing of any stockholder nomination of a director not earlier than the 120th day and not later than the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, that if the date of the annual meeting is advanced or delayed by more than 30 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to the date of such annual meeting and not later than the 90th day prior to the date of such meeting and (y) the 10th day following the day on which public announcement of the date of such annual meeting is first made by us.

Exclusive forum provision. Our restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for the following types of proceedings: (1) any derivative action or proceeding brought on behalf of our company, (2) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or stockholders to our company or our stockholders, (3) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware or as to which the General Corporation Law of the State of Delaware confers jurisdiction on the Court of Chancery of the State of Delaware, or (4) any action asserting a claim arising pursuant to any provision of our restated certificate of incorporation or amended and restated bylaws (in each case, as they may be amended from time to time) or governed by the internal affairs doctrine. These choice of forum provisions will not apply to suits brought to enforce a duty or liability created by the Exchange Act. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all such Securities Act actions. Accordingly, both state and federal courts have jurisdiction to entertain such claims. To prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, our certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any claims arising under the Securities Act. While the Delaware courts have determined that such choice of forum provisions are facially valid, a stockholder may nevertheless seek to bring a claim in a venue other than those designated in the exclusive forum provisions. In such instance, we would expect to vigorously assert the validity and enforceability of the exclusive forum provisions of our restated certificate of incorporation. This may require significant additional costs associated with resolving such action in other jurisdictions and there can be no assurance that the provisions will be enforced by a court in those other jurisdictions.

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PLAN OF DISTRIBUTION

We are registering the Shares to permit the resale of the Shares by the selling stockholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the Shares. We will bear all fees and expenses incident to the registration of the Shares including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that each selling stockholder will pay all underwriting discounts and selling commissions or fees incident to sales of the Shares, if any, and any related legal expenses incurred by such selling stockholder.

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling Common Stock or interests in Common Stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their Shares or interests in Shares on any stock exchange, market or trading facility on which the Common Stock is traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of Shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange; – privately negotiated transactions;
•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	broker-dealers may agree with the selling holders to sell a specified number of such Shares at a stipulated price per share;
•	a combination of any such methods of sale;
•	privately negotiated transactions; and
•	any other method permitted by applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

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In connection with the sale of Shares or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of shares of Common Stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of Common Stock short and deliver Shares to close out their short positions, or loan or pledge Shares to broker-dealers that in turn may sell such Shares. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares of Common Stock offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the Shares offered by them will be the purchase price of the shares less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Shares to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders also may resell all or a portion of the shares of Common Stock in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the shares of Common Stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares of Common Stock may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the Shares to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares of Common Stock in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares of Common Stock against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares of Common Stock offered by this prospectus.

Pursuant to the Registration Rights Agreement, we have agreed with the Investors to keep the registration statement of which this prospectus constitutes a part effective until the earliest of (1) such time as all of their Shares covered by this prospectus have been disposed of pursuant to and in accordance with such registration statement, (2) the date on which all of their Shares may be sold without restriction pursuant to Rule 144 of the Securities Act or (3) the date that is five years after the date on which the Investors acquired their Shares.

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LEGAL MATTERS

Unless an applicable prospectus supplement indicates otherwise, the validity of the securities in respect of which this prospectus is being delivered will be passed upon by Olshan Frome Wolosky LLP.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Company’s Current Report on Form 8-K filed dated September 29, 2020 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 2 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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SUMMIT THERAPEUTICS INC.

63,859,111 Shares of Common Stock

5,474,522 Shares of Common Stock Issuable Upon Exercise of Certain Existing Warrants

PROSPECTUS

                , 2021

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Set forth below are estimates (except in the case of the SEC registration fee) of the amount of fees and expenses to be incurred by us in connection with the issuance and distribution of the offered securities.

SEC registration fee	$37,745.85
Printing and engraving	—
Accounting services	5,000.00
Legal fees of registrant’s counsel	10,000.00
Miscellaneous	5,000.00
Total	$57,745.85
Item 15.	Indemnification of Directors and Officers.

Section 102 of the Delaware General Corporation Law permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The registrant’s certificate of incorporation provides that none of its directors shall be personally liable to the registrant or its stockholders for monetary damages for any breach of fiduciary duty as director, notwithstanding any provision of law imposing such liability, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

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The registrant’s certificate of incorporation provides that the registrant will indemnify each person who was or is a party or threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the registrant) by reason of the fact that he or she is or was a director or officer of the registrant, or is or was serving at the registrant’s request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise to the fullest extent permitted by the Delaware General Corporation Law. The registrant’s certificate of incorporation provides that any reasonable, documented, out-pocket expenses must be advanced to these indemnitees under certain circumstances.

The indemnification provisions contained in the registrant’s certificate of incorporation are not exclusive. In addition, the registrant has entered into indemnification agreements with each of its directors and executive officers. Each indemnification agreement provides that the registrant will indemnify the director or executive officer to the fullest extent permitted by law for claims arising in his or her capacity as a director or executive officer, provided that he or she acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the registrant’s best interests and, with respect to any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful. In the event that the registrant does not assume the defense of a claim against a director or executive officer, the registrant is required to advance his or her expenses in connection with his defense, provided that he or she undertakes to repay all amounts advanced if it is ultimately determined that he or she is not entitled to be indemnified by the registrant.

In addition, the registrant maintains standard policies of insurance under which coverage is provided to the registrant’s directors and officers against losses arising from claims made by reason of breach of duty or other wrongful act, and to the registrant with respect to payments which may be made by the registrant to such directors and officers pursuant to the above indemnification provisions or otherwise as a matter of law.

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Item 16.	Exhibits

EXHIBIT INDEX

Exhibit No.	Description

3.1*	Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-36866), filed with the Securities and Exchange Commission on September 18, 2020)

3.2*	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-36866), filed with the Securities and Exchange Commission on September 18, 2020)

5.1	Opinion of Olshan Frome Wolosky LLP

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm for the Registrant

23.2	Consent of Olshan Frome Wolosky LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (included on the signature pages to the Registration Statement)

*	Previously filed.

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Item 17.	Undertakings.
(a)	The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);
(ii)	to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)	That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(4)       That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference in the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts on this 7th day of January, 2021.

SUMMIT THERAPEUTICS INC.

By:	/s/ Robert W. Duggan
Robert W. Duggan Chief Executive Officer; Executive Chairman

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Summit Therapeutics Inc. hereby severally constitute and appoint Robert W. Duggan and Michael Donaldson, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable Summit Therapeutics Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert W. Duggan Robert W. Duggan	Chief Executive Officer; Executive Chairman (Principal Executive Officer)	January 7, 2021

/s/ Michael Donaldson Michael Donaldson	Chief Financial Officer (Principal Financial and Accounting Officer)	January 7, 2021

/s/ Dr. Mahkam Zanganeh Dr. Mahkam Zanganeh	Director	January 7, 2021

/s/ Rainer Erdtmann Rainer Erdtmann	Director	January 7, 2021

/s/ Ujwala Mahatme Ujwala Mahatme	Director	January 7, 2021

/s/ Manmeet Soni Manmeet Soni	Director	January 7, 2021

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